POWER OF ATTORNEY

1.	Appointment

	BY THIS POWER OF ATTORNEY,
I, the undersigned Director of SPSS Inc., a Delaware Corporation (the "Company"), HEREBY APPOINT MR. RAYMOND PANZA, EXECUTIVE VICE PRESIDENT, CORPORATE OPERATIONS, CHIEF FINANCIAL OFFICER AND SECRETARY OF THE COMPANY, MR. ANTHONY CIRO, VICE PRESIDENT, ASSOCIATE GENERAL COUNSEL AND ASSISTANT SECRETARY OF THE COMPANY AND MR. ROBERT BRINKMANN, OPERATIONS CONTROLLER OF THE COMPANY, AT 233 SOUTH WACKER DRIVE, 11TH FLOOR, CHICAGO, ILLINOIS 60606, to be my Attorney and in my name and on my behalf and as my Attorney do any act and deed or otherwise to negotiate, determine and approve the final form and content of, complete, sign, execute, exchange and deliver any and all agreements, documents, letters, forms, instruments of transfer, consents, and other documents, and to do any and all acts and things as may be necessary or, in the opinion of my Attorney, desirable or incidental thereto in connection with or for the purposes of executing documents in connection with the requirements of Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the "Section 16 Reporting Requirements").

2.	Intention and
Ratification

	I HEREBY UNDERTAKE to ratify and confirm all acts and things done or lawfully caused to be done and all agreements, documents, letters, forms, instruments of transfer, consents and other documents, approved, completed, signed, executed and delivered whatsoever by my Attorney in my name and on my behalf in pursuance of the authority conferred in this Power of Attorney and I accept full responsibility for the contents of the documents referred to above which may be approved, completed, signed, executed and delivered by my Attorney in my name and on my behalf.

3.	Indemnity

	I FURTHER UNDERTAKE to indemnify and
keep indemnified my Attorney from and against all losses, liabilities, costs, claims, actions, expenses, proceedings and obligations incurred or suffered by my Attorney by reason directly or indirectly of the exercise or purported exercise of any power conferred upon him or her.

4.	Duration


	I HEREBY DECLARE that the authority conferred by this Power of Attorney shall be effective as of the date hereof and shall continue in effect for so long as I am required to file statements with the Securities and Exchange Commission in connection with the Section 16 Reporting Requirements with respect to the Company's securities (the "Duration Period"). Notwithstanding the foregoing, I may, by a written instrument, signed, acknowledged and delivered to my Attorney during the Duration Period, with a copy to the Company's Secretary, revoke this Power of Attorney in whole or in part or amend it from time to time in any respect.


IN WITNESS WHEREOF, I have executed and delivered this Power of Attorney this 28 day of June, 2005.

Name:  /s/ Michael E. Lavin


Specimen signature of Attorney-in-Fact


/s/ Raymond Panza

/s/
Anthony Ciro

/s/ Robert Brinkmann



STATE OF Illinois )

			SS.
COUNTY OF Cook )

The undersigned, a notary public in and
for the above county and state, certifies that Michael E. Lavin has caused this Power of Attorney to be executed and is known to me to be the same person whose name is subscribed above, appeared before me in person and acknowledged signing and delivering the instrument as his free and voluntary act, for the uses and purposes therein set forth, and certified to the correctness of the signature of the Attorney-in-Fact.

Dated:
July 6, 2005

/s/ Barbara L. Lips
Notary Public


My commission
expires:
November 9, 2007